EXHIBIT 10.19

Amendment to the

Employment Agreement

dated January 28, 2013

between

1.	Pieris AG, Lise-Meitner-Str. 30, 85354 Freising, Germany, represented by the Executive Board

- the “Employer” -,

and

2.	Dr. Ulrich Moebius, Am Rain 7, 82131 Gauting, Germany

- the “Employee” -,

- each individually the “Party” and jointly the “Parties” -

The Parties hereby consent as follows:

§ 3

EFFECTIVE DATE, TERM

1.	The employment with Employer shall be concluded until December 31, 2014.

All other clauses of the initial Employment Agreement remain unaffected.

Freising, 27 Jan. 2014	Jan. 27, 2014

/s/ Stephen S. Yoder	/s/ Ulrich Moebius
Employer	Employee